Exhibit 4.2

JUMEI INTERNATIONAL HOLDING LIMITED

Name of Company:

JUMEI INTERNATIONAL HOLDING LIMITED

Number:

Class A Ordinary Share(s):

-[no. of shares]-

Issued to:

[name of shareholder]

Dated

Transferred from:

Number Class A Ordinary Share(s)

-[no. of shares]-

Incorporated under the laws of the Cayman Islands

Share capital is US$250,000 divided into 1,000,000,000 Shares comprising of

(i) 840,000,000 Class A Ordinary Shares of a par value of US$0.00025 each,

(ii) 60,000,000 Class B Ordinary Shares of a par value of US$0.00025 each and

(iii) 100,000,000 Shares of a par value of US$0.00025 each

THIS IS TO CERTIFY THAT [name of shareholder] is the registered holder of [no. of shares] Class A Ordinary Share(s) in the above-named Company subject to the Memorandum and Articles of Association thereof.

EXECUTED on behalf of the said Company on the day of 2014 by:

DIRECTOR

TRANSFER

I (the Transferor) for the value received

DO HEREBY transfer to (the Transferee) the

shares standing in my name in the

undertaking called JUMEI INTERNATIONAL HOLDING LIMITED

To hold the same unto the Transferee

Dated

Signed by the Transferor

in the presence of:

Witness Transferor